UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2024

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville, North Carolina (Address of Principal Executive Office)	27028 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Credit Facility

On October 10, 2024, 22nd Century Group, Inc. (the “Company”) entered into that certain Letter Agreement to modify the terms of the Securities Purchase Agrement dated March 3, 2023 (the “JGB SPA”) and debentures (the “Debentures”), as amended, with JGB Partners, LP (“JGB Partners”), JGB Capital, LP (“JGB Capital”) and JGB Capital Offshore Ltd. (“JGB Offshore” and collectively with JGB Partners and JGB Capital, the “Holders”) and JGB Collateral, LLC, as collateral agent for the Holders (the “Agent”).

Under the terms of the Letter Agreement, subject to obtaining stockholder approval as described below, Company will be able to reset the Conversion Price (as defined in the Debentures) currently in effect, at the discrection of the Board of Directors and on a one time basis, to an amount equal to the average of the daily VWAPs for each of the five (5) consecutive Nasdaq trading days immediately preceding the date on which the Conversion Price shall be reset. The reset Conversion Price shall in no event be greater than the Conversion Price in effect on the date of the Letter Agreement, which is $.7458.

The reduction in the Conversion Price will be subject to stockholder approval. The Company has agreed to seek stockholder approval for the Conversion Price reset pursuant to applicable Nasdaq rules no later than December 31, 2024, and to seek stockholder approval at each stockholder meeting thereafter if approval is not obtained by then.

A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01(d):	Financial Statements and Exhibits.

Exhibit 10.1	Letter Agreement with JGB

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence Firestone
Date: October 10, 2024	Lawrence Firestone
Chief Executive Officer